EXHIBIT 10.1

FIRST AMENDMENT TO
STANDARD INDUSTRIAL/COMMERCIAL
MULTI -TENANT LEASE AGREEMENT

This FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI TENANT LEASE ("First Amendment to Lease") is made entered into this first day of March, 2016, by and between Braden Court Associates, a California general partnership (“Lessor”) and Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation ("Lessee"). Lessor and Lessee are sometimes individually referred to herein as a "Party" and collectively as the "Parties."
WHEREAS, Lessor and Lessee are parties to that Standard Industrial/Commercial Multi-Tenant Lease Net (the "Lease"), dated September 1, 2014, for the property consisting of three (3) buildings located at 25242 Arctic Ocean Drive and 25342 and 25372 Commerce Drive, as more particularly described in the Lease; and
WHEREAS, Lessee has requested certain rent deferrals and the Lessor has agreed to provide such rent deferrals to the Lessee in connection with the Lessor occupying certain office space located on the property on the terms and conditions set forth herein.
Unless otherwise defined herein, capitalized terms shall have the meaning given to such term in the Lease.
NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the Parties agree as follows:
1.Lessor and Lessee hereby agree that One Hundred Thousand $100,000 of the total amount of Base Rent due for each of the months of March 2016 through June 2016 shall be deferred and added to the Base Rent amount due on December 1, 2016.
2.Lessee shall pay Lessor interest on the amount deferred at a rate of 9% per annum, which interest shall be due and payable on December 1, 2016. Interest shall begin to accrue as and when the Base Rent amount is actually deferred.
3.Lessor to have the right to occupy approximately two thousand square feet of office space located in Building 3A, as shown on Exhibit A hereto, for the period from April 1, 2016 through December 31, 2016.
4.Except as modified by this First Amendment to Lease, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect.

EXHIBIT 10.1

5.     This First Amendment to Lease shall be governed and construed under the laws of the State of California, without regard to any conflict of law provisions which could apply.
6.     This First Amendment to Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.
7.    This First Amendment to Lease may be executed in counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

EXHIBIT 10.1

The parties hereto have executed this First Amendment to Lease on the date first written above.
LESSOR:

BRADEN COURT ASSOCIATES

By: Makena Properties, Inc.
Its: General Partner

By:/s/ Bradley J. Kelly
    Bradley J. Kelly
Its: President

LESSEE:

QUANTUM FUEL SYSTEMS
TECHNOLOGIES WORLDWIDE, INC.

By:/s/ W. Brian Olson
    W. Brian Olson
Its: CEO

By:/s/ Bradley J. Timon
    Bradley J. Timon
Its: CFO

EXHIBIT 10.1

EXHIBIT A

[Diagram of Space in Building 3A to be Used by Lessor]